UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 8, 2016 (January 4, 2016)

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 4, 2016, the Board of Directors of US Foods, Inc. (the “Company”) declared a one-time special cash distribution in the aggregate amount of approximately $375 million on the Company’s common stock, to be paid on January 8, 2016 to the stockholders of record of the Company’s common stock as of the close of business on January 4, 2016. The Company borrowed approximately $315 million under its credit facilities to fund part of such cash distribution.

Additionally, on January 4, 2016, the Board of Directors of USF Holding Corp., the sole stockholder of the Company (“USF Holding”), declared a one-time special cash distribution in the aggregate amount of approximately $667 million on the common stock of USF Holding, to be paid on January 8, 2016 to the stockholders of record of USF Holding’s common stock as of the close of business on January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS, INC.

Date: January 8, 2016	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary